As filed with the Securities and Exchange Commission on September 7, 2007
Registration No. 333-106659

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE
AMENDMENT NO. 9

TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

American Financial Group, Inc.	Ohio	31-1544320
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2121
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrants’ Principal Executive Offices)

____________

James C. Kennedy, Esq.
Vice President, Deputy General Counsel and Secretary
American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2538
Facsimile:  (513) 579-0108
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

with copies to:
Mark A. Weiss, Esq.
Keating Muething & Klekamp PLL
Suite 1400
One East Fourth Street
Cincinnati, Ohio  45202
(513) 579-6599
Facsimile:  (513) 579-6956

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

THIS POST-EFFECTIVE AMENDMENT NO. 9 TO FORM S-3 REGISTRATION STATEMENT IS BEING FILED SOLELY TO REMOVE FROM REGISTRATION SECURITIES THAT WERE REGISTERED AND WILL NOT BE ISSUED IN CONNECTION WITH THE REGISTRANT’S OFFERING.

DEREGISTRATION OF UNSOLD SECURITIES

American Financial Group, Inc. (the “Registrant”) filed its Registration Statement on Form S-3 (No. 333-106659) (the “Registration Statement”) on June 30, 2003, with respect to $511,015,000 principal amount at maturity of the Registrant’s Senior Convertible Notes due 2033 (the “Notes”) and 8,816,235 shares of Common Stock, no par value per share (after giving effect to the Registrant’s 3-for-2 stock split effective December 15, 2006) (the “Shares,” and collectively with the Notes, the “Securities”).  The Registrant filed the Registration Statement pursuant to an agreement among the initial purchasers of the Notes and the Registrant.

Pursuant to the Registrant’s undertaking in Part II, Item 17 of the Registration Statement, the Registrant is filing this post-effective amendment to the Registration Statement to withdraw the Registration Statement, including all amendments (including post-effective amendments) and exhibits to the Registration Statement, with respect to all unsold Securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 7th day of September, 2007.

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ James C. Kennedy
James C. Kennedy
Vice President, Deputy General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature *	Capacity	Date
Carl H. Lindner *	Chairman of the Board of Directors	September __, 2007
Carl H. Lindner III *	Co-Chief Executive Officer and Director (Principal Executive Officer)	September __, 2007
S. Craig Lindner *	Co-Chief Executive Officer and Director	September __, 2007
Kenneth C. Ambrecht *	Director	September __, 2007
James E. Evans *	Director	September __, 2007
Theodore H. Emmerich *	Director	September __, 2007
Terry S. Jacobs *	Director	September __, 2007
William R. Martin *	Director	September __, 2007
William W. Verity /s/Keith A. Jensen	Director	September __, 2007
Keith A. Jensen *By: /s/Karl J. Grafe	Senior Vice President (Principal Financial and Accounting Officer)	September 7, 2007
Karl J. Grafe	Attorney-in-Fact	September 7, 2007